Exhibit A

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

	Payment Date: 16 June 2003.
	Calculation Date: 10 June 2003.

(i)	ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

		Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

		9-May-03			10-Jun-03
	Lessee Funded Account	0.00	0.00	(0.00)	0.00
	Expense Account (note ii)	1,544,885.15	8,456,999.98	(9,901,726.64)	100,158.49
	Collection Account (note iii)	131,558,851.17	23,363,360.45	(23,158,046.93)	131,764,164.69

	- Miscellaneous Reserve	-			-
	- Maintenance Reserve	80,000,000.00			80,000,000.00
	- Security Deposit	30,142,797.00			28,400,804.24
	- Other Collections (net of interim withdrawals)	21,416,054.17			23,363,360.45

	Total	133,103,736.32	31,820,360.43	(33,059,773.57)	131,864,323.18

(ii)	ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (May 9, 2003)	1,544,885.15
	Transfer from Collection Account (previous Payment Date)	8,455,114.85
	Transfer from Collection Account (interim deposit)	0.00
	Interest Earned during period	1,885.13
	Payments during period between prior Calculation Date and the relevant Calculation Date:
	- Payments on previous Payment Date	(2,768,114.74)
	- Other payments	(7,133,611.90)

	Balance on relevant Calculation Date (June 10, 2003)	100,158.49

(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (May 9, 2003)	131,558,851.17
	Collections during period	23,363,360.45
	Swap receipts (previous Payment Date)	0.00
	Transfer to Expense Account (previous Payment Date)	(8,455,114.85)
	Transfer to Expense Account (interim withdrawal)	0.00
	Net transfer to Lessee Funded Accounts	0.00
	Aggregate Certificate Payments (previous Payment Date)	(10,311,940.46)
	Swap payments (previous Payment Date)	(4,390,991.62)

	Balance on relevant Calculation Date (June 10, 2003)	131,764,164.69

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
	Priority of Payments
(i)	Required Expense Amount	10,000,000.00	Note 1:
(ii)	a) Class A Interest	2,567,801.00	Cashflows in the current Calculation Period were
	b) Swap Payments	4,583,606.68	sufficent to allow payment of scheduled amounts
(iii)	First Collection Account Top-up	60,000,000.00	up to point (x) in the Priority of Payments on the
(iv)	Minimum Hedge Payment	0.00	June 16, 2003 Payment Date. Class A Principal
(v)	Class A Minimum Principal	0.00	Adjustment Amount, which is payable at point (xi)
(vi)	Class B Interest	434,500.97	in the Priority of Payments, will not be paid on
(vii)	Class B Minimum Principal	1,625,666.25	June 16, 2003. Also, the amount retained at
(viii)	Class C Interest	2,375,979.69	oint (x), the "Second Collection Account Top-up,
(ix)	Class D Interest	3,580,412.50	in the Priority of Payments, is $3,939,054 short of
(x)	Second Collection Account Top-up (Note 1)	46,696,356.09	the full amount required to be retained at this point
(xi)	Class A Principal Adjustment Amount (Note 1)	0.00	if sufficient cashflows were available after payment
(xii)	Class C Scheduled Principal	0.00	of all scheduled amounts ranking prior to the
(xiii)	Class D Scheduled Principal	0.00	Second Collection Account Top-up in the Priority
(xiv)	Modification Payments	0.00	of Payments. The Second Collection Account
(xv)	Soft Bullet Note Step-up Interest	0.00	Top-up consists of a maintenance reserve amount
(xvi)	Class E Minimum Interest	0.00	of $20 million and the security deposit reserve
(xvii)	Supplemental Hedge Payment	0.00	amount.
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		131,864,323.18
Less Collection Account Top-Ups ((iii) and (x)above)		(106,696,356.09)

		25,167,967.09

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES

(a)	FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B	Note 2:
	Applicable LIBOR	1.31000%	1.31000%	1.31000%	1.31000%	Step-up interest on Airplanes Group's subclass A-8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cashflows were not sufficient to allow payment of step-up interest on the April 15, 2003, May 15, 2003 and June 16, 2003 Payment Dates. Total step-up interest accrued and unpaid on Airplanes Group's subclass A-8 notes at June 16, 2003 was $884,722.22. Interest on unpaid step-up interest (also payable at point (xv) in the Priority of Payments) accrued and unpaid at June 16, 2003 was $1,628.45.
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.65000%	1.68500%	1.86000%	2.06000%
	Interest Amount Payable	279,356.56	1,048,444.44	1,240,000.00	434,500.97
	Step Up Interest Amount Payable (Note 2)	0.00	312,226.19	0.00	0.00

	Opening Principal Balance	190,470,382.37	700,000,000.00	750,000,000.00	237,288,151.39
	Minimum Principal Payment Amount	0.00	0.00	0.00	1,625,666.25
	Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00
	Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00
	Total Principal Distribution Amount	0.00	0.00	0.00	1,625,666.25
	Redemption Amount
	- amount allocable to principal	0.00	0.00	0.00	0.00
	- premium allocable to premium	0.00	0.00	0.00	0.00

	Outstanding Principal Balance (June 16, 2003)	190,470,382.37	700,000,000.00	750,000,000.00	235,662,485.14

(b)	FIXED RATE CERTIFICATES	Class C	Class D
	Applicable Interest Rate	8.1500%	10.8750%
	Interest Amount Payable	2,375,979.69	3,580,412.50
	Opening Principal Balance	349,837,500.00	395,080,000.00
	Scheduled Principal Payment Amount	0.00	0.00
	Redemption Amount	0.00	0.00
	- amount allocable to principal	0.00	0.00
	- amount allocable to premium	0.00	0.00
	Actual Pool Factor	0.9329000	0.9877000

	Outstanding Principal Balance (June 16, 2003)	349,837,500.00	395,080,000.00

Table of rescheduled Pool Factors in the event of a partial redemption		n/a	n/a

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(v)	FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

		A-6	A-8	A-9	Class B
	Applicable LIBOR	1.18000%	1.18000%	1.18000%	1.18000%
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.52000%	1.55500%	1.73000%	1.93000%

(vi)	CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a)	FLOATING RATE CERTIFICATES
		A-6	A-8	A-9	Class B
	Opening Principal Amount	1,904.70	7,000.00	7,500.00	2,372.88
	Total Principal Payments	0.00	0.00	0.00	(16.26)

	Closing Outstanding Principal Balance	1,904.70	7,000.00	7,500.00	2,356.62

	Total Interest	2.79	10.48	12.40	4.35
	Total Premium	0.00	0.00	0.00	0.00

(b)	FIXED RATE CERTIFICATES
		Class C	Class D
	Opening Principal Amount	3,498.38	3,950.80
	Total Principal Payments	0.00	0.00

	Outstanding Principal Balance	3,498.38	3,950.80

	Total Interest	23.76	35.80
	Total Premium	0.00	0.00